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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 8, 2001, with respect to the consolidated financial statements of Cor-Val, Inc. and subsidiary as of and for the year ended March 31, 1999, and the consolidated statements of operations, cash flows and stockholders' equity for the eleven months ended February 29, 2000, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-68354, 333-27827, and 333-62653.



Arthur Andersen LLP

Houston, Texas
March 27, 2002









                                     EX-283